SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

Delta International Oil & Gas Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction	(Commission File Number)
of incorporation)

9615 E. County Line Rd, STE B552, Centennial CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 573-0102

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our Board of Directors on February 13, 2018, appointed two additional directors to our Board, with the purpose and intent of adding business expertise in a wider variety of areas to assist us in our evaluation of entry into a new business sector.

Malcolm W. Sherman, 80, a former director of the Company, was appointed to fill a vacancy on our board of directors on July 11, 2008. He was appointed Executive Vice President on July 28, 2008, and was appointed President and Chief Executive Officer on November 8, 2012. On January 6, 2015, the Board of Directors of the Company approved his retirement as our Chief Executive Officer, President and a director of the Company effective as of December 31, 2014.

Mr. Sherman from 2005 to the present has served as President and a director of Security Systems International, Inc., a company that provides security systems for government building, industrial facilities, oil refineries and other facilities in the Middle East. From May 2000 to July 2005, Mr. Sherman served as director of marketing for Hyzoom Commercial Co. Ltd., a division of ZAFF International, Ltd., in Riyadh, Saudi Arabia, as well as director marketing for ZAFF International, a Saudi Arabian technology company specializing in security systems for industrial facilities for industrial and oil and gas facilities, and managed four of this company’s divisional offices in the Middle East. During his career, Mr. Sherman also served as a director of two public companies. He was a member of the founding team of Taser International, Inc. in 1993, and served on its board from 1993 to 1999. He also served as executive vice president and director of Ronco, Inc. from 1982 to 1993. Mr. Sherman received a B.S. degree in business administration from the University of Miami in 1959.

Scott Stoegbauer, 63, has spent the last five years as Managing Partner at 10th Planet Partners L.P. in New York, where he directed investments for the partnership. Most recently since 2012, he has also been the principal management consultant for a national executive management placement firm, where he chiefly managed the restructuring and backend operations for the entire organization.

Previously, Mr. Stoegbauer served as a Director of The Amergence Group, Phoenix, Arizona, and also as a Director of Tranzbyte Corporation, now American Green, Inc. (ERBB). Prior to that Scott worked at MediaMax Technology Corp. in Phoenix, beginning in 2004 as Vice President of Sales and Marketing and accepting a promotion to President and Director several years later. Before joining MediaMax, Mr. Stoegbauer worked for Worldata from 1990 through 2003. He served as Vice President of Technology there, helping to develop and market the earliest and most innovative Internet and eCommerce marketing systems. He subsequently served as a Senior VP of Worldata where he helped create one of the first on-line marketing organizations in the country. During his 13-year tenure, he helped to develop, market, and sell some of the earliest and most innovative online marketing systems designed to capitalize on the tremendous reach of the Internet. Mr. Stoegbauer began his career working with Tandy Corporation at the beginning of the PC Revolution, opening and managing its first retail Computer Centers in and around New York City, and continued with the company for 10 years. He also served as Northeast District Sales Manager of Digital Communications Associates, where he assisted Global 2000 corporations in integrating their thousands of PC's with the back-room mainframe infrastructures using their IRMA Boards.

Mr. Stoegbauer attended State of University of New York from 1972 to 1976, majoring in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA INTERNATIONAL OIL & GAS INC. (Registrant)

By:	/s/ Santiago Peralta
Interim Chief Executive Officer

Date: February 16, 2018